                            Schedule 14A Information
                                 Proxy Statement
        Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
      [ ]   Preliminary Proxy Statement
      [ ]   Confidential, for Use of the Commission Only (as permitted by Rule
            14a-6(e)(2))
      [X]   Definitive Proxy Statement
      [ ]   Definitive Additional Materials
      [ ]   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                           CURTISS-WRIGHT CORPORATION
          ------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing Fee (Check the appropriate box):

      [X]  No fee required.

      [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
            0-11.
            1) Title of each class of securities to which transaction applies:

            2) Aggregate number of securities to which transaction applies:

            3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            4) Proposed maximum aggregate value of transaction:

            5) Total fee paid:


      [ ]  Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           1) Amount Previously Paid:

           2) Form, Schedule or Registration Statement No.:

           3) Filing Party:

           4) Dated Filed:
              March 7, 1997

                           CURTISS-WRIGHT CORPORATION
               1200 Wall Street West, Lyndhurst, New Jersey 07071

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of CURTISS-WRIGHT CORPORATION:

         Notice is hereby given that the Annual Meeting of Stockholders of Curtiss-Wright Corporation, a Delaware corporation, will be held at the Novotel Meadowlands Hotel, One Polito Avenue, Lyndhurst, New Jersey on Friday, April 11, 1997, at 2:00 p.m., for the following purposes:

         (1) To elect seven directors, each to hold office until the next Annual Meeting of Stockholders and until his or her successor shall have been elected and shall qualify;

         (2) To consider and act upon an amendment to the Corporation's Certificate of Incorporation to increase the amount of common stock the Corporation is authorized to issue from 12,500,000 shares to 22,500,000 shares;

         (3) To appoint independent accountants for the current year, Price Waterhouse LLP having been nominated as such by the Board of Directors; and

         (4) To consider and transact such other business as may properly come before the meeting.

         Only holders of common stock of record at the close of business on February 24, 1997 are entitled to notice of and to vote at the meeting. A list of such holders will be available for examination by any shareholder at the meeting and at the offices of the Corporation, 1200 Wall Street West, Lyndhurst, N.J. 07071, during the ten days preceding the meeting date.

         PLEASE FILL IN, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Stockholders who plan to attend the meeting in person are nevertheless requested to sign and return their proxies to make certain that their stock will be represented at the meeting should they be prevented unexpectedly from attending.

                                             By Order of the Board of Directors,


                                                             Dana M. Taylor, Jr.
                                                                       Secretary


March 4, 1997

                           CURTISS-WRIGHT CORPORATION
               1200 Wall Street West, Lyndhurst, New Jersey 07071


                                 PROXY STATEMENT


         This Proxy Statement is furnished by Curtiss-Wright Corporation (hereinafter called the "Corporation" or the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held at the time and place and for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. The Proxy Statement and accompanying proxy will be first mailed to stockholders on or about March 7, 1997.

         As of February 24, 1997, the record date for determining the holders of common stock entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote at the Annual Meeting 5,079,783 shares of common stock. Each share of stock is entitled to one vote.

         The proxy card provides space for a shareholder to withhold voting for any or all nominees for the Board of Directors, and to abstain from voting for the appointment of independent accountants and for the amendment of the Corporation's Certificate of Incorporation. The election of directors requires a plurality of the votes cast, the approval of the appointment of independent accountants requires the affirmative vote of a majority in interest of the stockholders present in person or by proxy and entitled to vote while the approval of an amendment to the Corporation's Certificate of Incorporation requires the affirmative vote of a majority of the outstanding common stock entitled to vote thereon. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the meeting. An abstention will be treated as a negative vote with respect to each matter other than the election of a director as to whom the shareholder abstained. As to broker non-votes, if a broker indicates on the proxy that it does not have discretionary authority to vote on a particular matter, the shares represented by the non-votes will not be considered as present and entitled to vote with respect to that matter.


         Where a specific designation is given in the proxy with respect to the vote on the election of directors, the appointment of independent accountants, or approval of the amendment of the Corporation's Certificate of Incorporation, the proxy will be voted in accordance with such designation. If no such designation is made, the proxy will be voted in favor of the directors named below, in favor of the appointment of independent accountants, and in favor of said amendment. Anyone giving a proxy may revoke it at any time before its use at the Meeting by personally appearing at the Meeting and casting a contrary vote, or by giving a later proxy indicating a desire to vote differently than is indicated by his earlier proxy.

                              ELECTION OF DIRECTORS

         At this Annual Meeting seven directors are to be elected, each to hold office until the next Annual Meeting of Stockholders and until his successor shall have been duly elected and shall qualify. Each nominee has been recommended for election by the Nominating Committee of the Board of Directors and by the Board. In the event that any such nominee should become unavailable for election, the persons named in the proxy may vote for the election of a substitute nominee. However, the Board of Directors has no reason to believe that any of the nominees described below will be unavailable for election.

         The following information is provided as of February 14, 1997 with respect to each nominee for election as a director.


====================================================================================================================================
                                                                  Business Experience and
                                                                   Principal Occupation
                                                                   For Last Five Years;                                      Year
                                                                  Directorships in Public                                    First
                                                                Corporations and Investment                                 Elected
               Name                                                   Companies; Age                                       Director
------------------------------------------------------------------------------------------------------------------------------------

Thomas R. Berner                     Partner in Berner & Berner, P.C., attorneys.  Age 49.                                   1990
------------------------------------------------------------------------------------------------------------------------------------
James B. Busey IV                    Aviation safety and security consultant, April 1996-present; Director, Mitre            1995
                                     Corporation since February 1995; Director, Texas Instruments, Incorporated
                                     since July 1992; President and chief executive officer of Armed Forces
                                     Communications and Electronics Association, September 1992-April 1996;
                                     Deputy Secretary, U.S. Department of Transportation, 1991-June 1992. Age 64.
------------------------------------------------------------------------------------------------------------------------------------
David Lasky                          Chairman of the Board of Directors of Curtiss-Wright Corporation since May              1993
                                     1995 and President since May 1993; formerly Senior Vice President, General
                                     Counsel and Secretary of the Corporation;  Director, Primex Technologies, Inc.
                                     since December 1996.  Age 64.
------------------------------------------------------------------------------------------------------------------------------------
William B. Mitchell                  Director, Primex Technologies, Inc. since December 1996; Vice Chairman 1993-1996,
                                     Director, 1990-1996 and Executive Vice President, 1987-1996 of Texas
                                     Instruments Incorporated; Chairman, American Electronics Association, September
                                     1995-September 1996. Age 61.
------------------------------------------------------------------------------------------------------------------------------------
John R. Myers                        Director, Iomega Corporation since 1994; limited partner of Carlisle Enterprises,       1996
                                     a venture capital group, since 1993; Consultant, UNC, Inc., August-December
                                     1996; Chairman of the Board of Garrett Aviation Services, 1994-1996;
                                     President, Chief Operating Officer and Director of Thiokol Corporation, 1992-
                                     1993; President of Lycoming Engine Group of Textron Corporation, 1985-1992.
                                     Age 59.
------------------------------------------------------------------------------------------------------------------------------------
William W. Sihler                    Professor of Business Administration, Darden Graduate School of Business                1991
                                     Administration, University of Virginia.  Age 59.
------------------------------------------------------------------------------------------------------------------------------------
J. McLain Stewart                    Director, McKinsey & Company, Management Consultants.  Age 80.                          1989
====================================================================================================================================


         The following table sets forth information concerning the ownership of common stock of the Corporation by each director and nominee, each of the executive officers named in the Summary Compensation Table below and all directors and executive officers as a group, as of February 14, 1997. Except as noted in the first footnote to this table, the shares were owned directly and the owner had the sole voting and investment power in respect thereof. None of those individuals owned any common stock of Unitrin, Inc. or Argonaut Group, Inc. (For information in respect of the relationship among Unitrin, Inc., Argonaut Group, Inc., and the Corporation, see pages 15 through 16).



================================================================================
                                                                          % of
                Name of Beneficial Owner        Number of Shares     Outstanding
                                               Beneficially Owned   Common Stock
--------------------------------------------------------------------------------
Thomas R. Berner                                      743(1)            (2)
--------------------------------------------------------------------------------
James B. Busey IV                                     458               (2)
--------------------------------------------------------------------------------
David Lasky                                        37,841(3)            (2)
--------------------------------------------------------------------------------
William B. Mitchell                                   258               (2)
--------------------------------------------------------------------------------
Robert E. Mutch                                    10,360(4)            (2)
--------------------------------------------------------------------------------
John R. Myers                                         258               (2)
--------------------------------------------------------------------------------
Gerald Nachman                                     23,503(5)            (2)
--------------------------------------------------------------------------------
William W. Sihler                                     458               (2)
--------------------------------------------------------------------------------
J. McLain Stewart                                     458(6)            (2)
--------------------------------------------------------------------------------
Dana M. Taylor, Jr.                                 5,694(7)            (2)
--------------------------------------------------------------------------------
George J. Yohrling                                  6,753(8)            (2)
--------------------------------------------------------------------------------
Directors and Executive Officers as a group        92,626                2%
(15 persons)
================================================================================


(1) Includes 190 shares owned by Nancy Berner, wife of Mr. Berner. Mr. Berner denies that he is the beneficial owner of such shares.

(2) Less than one percent.

(3) Of the total number of shares, 11,920 represents the number of shares that may be acquired within 60 days upon the exercise of options granted under the Corporation's 1985 Stock Option Plan and 1995 Long-Term Incentive Plan.


(4) Of the total number of shares, 6,043 represents the number of shares that may be acquired within 60 days upon the exercise of options granted under the Corporation's 1985 Stock Option Plan and 1995 Long-Term Incentive Plan.

(5) Of the total number of shares, 6,510 represents the number of shares that may be acquired within 60 days upon the exercise of options granted under the Corporation's 1985 Stock Option Plan and 1995 Long-Term Incentive Plan.


(6) 200 shares are indirectly beneficially owned as custodian pursuant to the Uniform Gift to Minors Act.


(7) Of the total number of shares, 3,177 represents the number of shares that may be acquired within 60 days upon the exercise of options granted under the Corporation's 1985 Stock Option Plan and 1995 Long-Term Incentive Plan.


(8) Of the total number of shares, 2,790 represents the number of shares that may be acquired within 60 days upon the exercise of options granted under the Corporation's 1985 Stock Option Plan and 1995 Long-Term Incentive Plan.

                 OPERATION OF BOARD OF DIRECTORS AND COMMITTEES

         During 1996 the Board of Directors held five meetings. All of the directors attended at least 75% of the aggregate of all meetings in 1996 of the Board of Directors and Committees on which they served.

         The Audit Committee of the Board of Directors, presently consisting of Messrs. William W. Sihler, James B. Busey IV and William B. Mitchell, met two times during 1996. The Committee's functions include the following: making recommendations to the Board as to the nomination of independent accountants for appointment by the stockholders; reviewing annual financial statements of the Corporation prior to their publication; reviewing the report by the independent accountants concerning the prior year's audit and management's response thereto; and consulting with the independent accountants and management concerning internal accounting controls.

         The Executive Compensation Committee, presently consisting of Messrs.
J. McLain Stewart, Thomas R. Berner, and John R. Myers, met four times during 1996. This Committee reviews compensation of elected officers prior to submission to the Board; establishes specific awards to be made to individuals under the Corporation's Incentive Compensation Plan and the Corporation's 1995 Long-Term Incentive Plan; and reviews the establishment and/or amendment of executive compensation plans, including the Savings and Investment Plan.

         The Nominating Committee, presently consisting of Messrs. J. McLain Stewart, James B. Busey IV and John R. Myers, met once in 1996. Its responsibilities include the following: (i) recommending to the Board of Directors nominees for election as directors; (ii) establishing procedures for identifying candidates for the Board and periodically reviewing potential candidates; and (iii) recommending to the Board criteria for Board membership. Any stockholder may recommend nominees to the Committee for consideration by writing to the Secretary of the Corporation. Such submission should include the full name and address of each proposed nominee, a statement of his or her business experience and qualifications and a written statement from the proposed nominee consenting to his or her nomination and agreeing to serve if elected.


                             INDEPENDENT ACCOUNTANTS

         The Board of Directors has nominated the firm of Price Waterhouse LLP for appointment by the stockholders as independent accountants for the purpose of auditing and reporting upon the financial statements of the Corporation for its fiscal year ending December 31, 1997, subject to the approval of its appointment by stockholders at the Annual Meeting. The firm of Price Waterhouse LLP was engaged in 1992 and has served in this capacity for the Corporation through the fiscal year ended December 31, 1996. The selection of Price Waterhouse LLP to serve as independent accountants of the Corporation was based upon a recommendation by the Audit Committee of the Board of Directors and was approved by the full Board. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting of Stockholders to make such statements and answer such questions as are appropriate.

         If the stockholders fail to so appoint Price Waterhouse LLP, the Board of Directors, pursuant to the By-Laws of the Corporation, will appoint other independent accountants to perform such duties for the current fiscal year. It is not contemplated that such appointment of other independent accountants would be submitted to the stockholders for ratification. The appointment of independent accountants to serve with respect to the year 1998 would be acted upon by the stockholders at their Annual Meeting early in that year.

                 PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION

         The Board of Directors of the Corporation has approved an amendment to
Article 4 of the Corporation's Certificate of Incorporation which, if adopted, would increase the number of shares of $1.00 par value common stock the Corporation is authorized to issue from 12,500,000 shares to 22,500,000 shares. The Board of Directors believes it is necessary to increase the number of authorized shares for general corporate purposes. Such an increase would ensure that a sufficient number of shares would be available in the event that, depending upon circumstances, a stock split or a stock dividend is declared. An increase in the number of authorized shares also might be needed to enable the Corporation to pursue acquisitions using shares of the Corporation's stock. The Corporation has no present plans to utilize the increased number of shares for any such purpose. The proposed amendment to the Certificate of Incorporation will consist of a revision of the first sentence of Article 4 of the Certificate of Incorporation to provide as follows:


         The total number of shares that may be issued by the Corporation is Twenty-Three Million, One Hundred Fifty Thousand shares of which Six Hundred Fifty Thousand shares shall be Preferred Stock of the par value of $1.00 per share and Twenty-Two Million, Five Hundred Thousand shares shall be Common Stock of the par value of $1.00 per share.


         The Board of Directors recommends a vote for this amendment.

                             EXECUTIVE COMPENSATION

                   Report of Executive Compensation Committee
                            on Executive Compensation

         The Executive Compensation Committee (the "Committee") of the Board of Directors is responsible for the administration of the executive compensation program of the Corporation. The Committee is composed of three non-employee directors, who are not eligible to participate in the Corporation's compensation plans for employees.

         In 1996 the compensation of the executive officers of the Corporation consisted of salary, cash awards under the Modified Incentive Compensation Plan (the "I.C. Plan") of the Corporation and non-qualified stock options and performance units pursuant to the Corporation's 1995 Long-Term Incentive Plan. The levels of these compensation elements are arrived at through consideration of a number of objective and subjective factors. Salaries are reviewed by the Committee, generally annually, largely on the basis of competitive salary ranges for such positions, individual performance and contributions to the Corporation. The recommendations of the Committee as to salary adjustments are acted upon by the Board. The maximum amount available each year for awards under the I.C. Plan is based solely on a formula tied to the earnings of the Corporation as a whole (i.e., the sum of 12% of the excess over $3,000,000 of consolidated net earnings (after taxes and before deducting such 12% amount) of the Corporation and its subsidiaries for each of the four consecutive years immediately preceding the year in which the current award is to be made, less the aggregate amount of the awards made during the three consecutive years immediately preceding the year in which the current award is to be made). Stock options and performance units are offered to attract and retain highly qualified key employees and to provide those employees with an additional incentive to work toward increasing the value of the Corporation and improving the results of the business units with which they are associated.


         In determining Mr. Lasky's salary the Committee took into account the compensation paid by other corporations of similar size and nature and Mr. Lasky's years of service and other compensation. The Committee also considered specific measures of performance, including return on assets, return on capital employed, return on equity, and operating cash flow, both actual and budgeted and forecasted for the Corporation for the first quarter of 1996 as well as for the full years 1995 and 1994. The Committee also took into consideration various indicators of corporate performance in making an award to Mr. Lasky under the I.C. Plan. In awarding stock options and performance units to Mr. Lasky, the Committee considered Mr. Lasky's progress in increasing the growth of the Corporation, the potential impact of his efforts could have on future growth and the compensation awarded other chief executive officers, as reported by a compensation consultant advising the Corporation in respect of the 1995 Long-Term Incentive Plan. A number of objective financial measures of corporate performance were also considered.


         With respect to considering the increase of salaries of its other executive officers the Committee considered each person's years of service, total compensation received and the salaries paid by other corporations for comparable positions. The Committee also considered factors relating to the performance of the individual officers.

          In making awards to its executive officers under the I.C. Plan, the Committee took into consideration the individual contributions each made to the success of the Corporation, through personal ability, industry, loyalty and service pursuant to the provisions of the I.C. Plan, as well as total compensation received in 1995 and 1996. The Committee considered the relationship of various indicators of corporate performance to the proposed awards of incentive compensation. Sales and earnings of the Corporation for the year 1996 were compared to the results achieved in 1995. In addition, the returns on assets, equity and sales of the Corporation in 1996 were contrasted favorably to the same measures for the Standard and Poor index and a peer group of companies.

         The proposed allocations of awards under the I.C. Plan to each business unit and the chief executive of that unit were discussed, including specific mention of the major accomplishments of each. Reference also was made to the reports produced by each operating unit and corporate office department comparing financial and other performance in 1996 to the measures of performance which had been adopted by management as the basis for incentive compensation awards. The Board in turn has reviewed and approved such awards.

         In awarding stock options to its key employees and executive officers the Committee considered the effect such persons' efforts could have on the growth of the Corporation. Awards of performance units were keyed to specific objectives relating to the growth of the individual business unit or the Corporation as a whole, as appropriate, over the three year period ending December 31, 1999 and to the return on capital, as defined, during that period for the respective organizations. In determining the size of such awards, the Committee considered the previously expressed views of its compensation consultant, who had advised that awards of the size granted under the 1995 Long-Term Incentive Plan were fair and reasonable and consistent with corresponding awards made by other corporations.


                                              J. McLain Stewart, Chairman
                                              Thomas R. Berner
                                              John R. Myers

                           Summary Compensation Table

         The following table contains information concerning the five most highly compensated executive officers of the Corporation.

================================================================================================================================
                                               Annual Compensation                 Long Term Awards
--------------------------------------------------------------------------------------------------------------------------------
                 (a)                 (b)           (c)           (d)            (f)              (g)               (i)
                                                                             Restricted      Securities            All
         Name and Principal                                                    Stock         Underlying           Other
              Position               Year        Salary(1)      Bonus(2)      Awards(3)        Options        Compensation(4)
--------------------------------------------------------------------------------------------------------------------------------
David Lasky, Chairman and            1996        $382,500      $220,000                         5,179             $5,751
President                            1995        $338,000      $200,000       $109,440          4,560             $6,406
                                     1994        $311,000      $183,500                         7,500            $10,031
--------------------------------------------------------------------------------------------------------------------------------
Gerald Nachman, Executive            1996        $292,500      $120,000                         2,684             $3,995
V.P. of Curtiss-Wright Corp;         1995        $276,000      $105,000       $60,816           2,533             $4,603
Pres., Metal Improvement             1994        $264,000      $ 93,250                         3,700             $8,252
Company
--------------------------------------------------------------------------------------------------------------------------------
Robert E. Mutch                      1996        $198,000      $58,000                          2,001             $5,192
Executive V.P. of Curtiss-           1995        $189,800      $70,000        $51,216           2,133             $5,503
Wright Corp.; President, Curtiss-    1994        $180,200      $64,000                          3,500             $8,629
Wright Flight Systems, Inc.
--------------------------------------------------------------------------------------------------------------------------------
George J. Yohrling                   1996        $177,200      $56,000                          1,483             $1,441
V.P. of Curtiss-Wright Corp.; Sr.    1995        $165,200      $50,000        $21,600             900             $1,529
V.P., Curtiss-Wright Flight          1994        $159,600      $49,350                          1,710             $4,545
Systems, Inc.
--------------------------------------------------------------------------------------------------------------------------------
Dana M. Taylor, Jr., General         1996        $177,600      $35,000                          1,106             $3,238
Counsel & Secretary                  1995        $170,000      $35,000        $27,216           1,133             $3,534
                                     1994        $162,600      $30,125                          1,800             $6,666
================================================================================================================================

(1) Includes salaries and amounts deferred under the Corporation's Savings and Investment Plan.


(2) Includes portion paid in 1994 of deferred bonus installments awarded in 1992 provided officer satisfied certain conditions, including continued service with the Corporation. Messrs. Lasky, Nachman, Mutch, Yohrling and Taylor received $13,500, $8,250, $7,000, $4,250, and $125, respectively.


(3) The values of the restricted stock awards shown in the Summary Compensation Table are based upon the stock price of $48.00 on the date of grant. These shares were awarded pursuant to the Corporation's 1995 Long-Term Incentive Plan. These shares however do not have a current realizable value since they were received subject to restrictions against sale, transfer or pledge and are subject to rights of repurchase for three years from the date of grant. Holders of restricted stock receive dividends at the same time and at the same rate as other common stock owners. The number and dollar value of shares of restricted stock held on December 31, 1996 based on a closing market price of $50.38 were David Lasky-2,280 shares ($114,866); Gerald Nachman-1,267 shares ($63,831); Robert E. Mutch-1,067 ($53,755); George J.
    Yohrling-450 shares ($22,671) and Dana M. Taylor-567 shares ($28,565).

(4) These amounts consist of the dollar value of insurance premiums paid by the Corporation during the covered fiscal year for term life insurance and contributions by the Corporation prior to September 1, 1994 which have become vested pursuant to the Corporation's Employees' Savings Plan.

                                Performance Units

         Pursuant to the Corporation's 1995 Long-Term Incentive Plan, the Executive Compensation Committee of the Board of Directors awarded performance units in December 1996 to its executive officers, senior managers and other key employees.

         Performance units are denominated in dollars and payable in cash in the year 2000, contingent upon attaining an average annual return on capital and an average annual growth rate based upon objectives established by the Executive Compensation Committee of the Board of Directors. Awards to employees of the Corporation's business units are based on the extent to which these objectives are achieved by the business unit by which the employee is employed. Awards to employees of the corporate office are based on the extent to which these objectives are achieved by the Corporation as a whole.

         The values shown below reflect the potential value at a target value of one dollar per unit payable at the end of the three year performance period if the Company's average return on capital and average annual growth rate objective are attained. The chart also reflects the fact that each unit may prove to be worth approximately two dollars if both performance targets are substantially exceeded or nothing at all depending upon the extent to which the performance targets are not met.

                         1996 Award of Performance Units



====================================================================================================================================
                              Number of              Minimum                Target               Maximum               Performance
          Name                  Units                 Value                  Value                Value                  Period
------------------------------------------------------------------------------------------------------------------------------------
D. Lasky                       110,000                  0                  $110,000              $220,000               1997-1999
------------------------------------------------------------------------------------------------------------------------------------
G. Nachman                      57,000                  0                  $ 57,000              $114,000               1997-1999
------------------------------------------------------------------------------------------------------------------------------------
R. Mutch                        42,500                  0                  $ 42,500              $ 85,000               1997-1999
------------------------------------------------------------------------------------------------------------------------------------
G. Yohrling                     31,500                  0                  $ 31,500              $ 63,000               1997-1999
------------------------------------------------------------------------------------------------------------------------------------
D. Taylor                       23,500                  0                  $ 23,500              $ 47,000               1997-1999
====================================================================================================================================

                       OPTIONS GRANTED IN LAST FISCAL YEAR
           PURSUANT TO THE CORPORATION'S 1995 LONG-TERM INCENTIVE PLAN


====================================================================================================================================
                                                       % of Total
                                                         Options
                               Shares Covered          Granted to
                                 by Options           Employees in       Exercise Price       Expiration           Grant Date
            Name                  Granted(1)              1996              per Share            Date            Present Value(2)
------------------------------------------------------------------------------------------------------------------------------------
David Lasky                         5,179                14.95%              $50.38          Dec. 3, 2006           $100,161
------------------------------------------------------------------------------------------------------------------------------------
Gerald Nachman                      2,684                 7.75%              $50.38          Dec. 3, 2006            $51,908
------------------------------------------------------------------------------------------------------------------------------------
Robert E. Mutch                     2,001                 5.78%              $50.38          Dec. 3, 2006            $38,699
------------------------------------------------------------------------------------------------------------------------------------
George J. Yohrling                  1,483                 4.28%              $50.38          Dec. 3, 2006            $28,681
------------------------------------------------------------------------------------------------------------------------------------
Dana M. Taylor, Jr.                 1,106                 3.19%              $50.38          Dec. 3, 2006            $21,390
====================================================================================================================================

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

------------------------------------------------------------------------------------------------------------------------------------
             (a)                    (b)                     (c)                         (d)                           (e)
                                                                               Number of Securities          Value of Unexercised
                                                                                    Underlying                   In-the-Money
                                                                                Unexercised Options               Options at
                                                                                at Fiscal Year-End             Fiscal Year-End(3)

                              Shares Acquired                                      Exercisable/                  Exercisable/
            Name                on Exercise         Value Realized ($)             Unexercisable                 Unexercisable
------------------------------------------------------------------------------------------------------------------------------------
David Lasky                          0                      $0                     11,920/10,719               $172,393/$43,236
------------------------------------------------------------------------------------------------------------------------------------
Gerald Nachman                       0                      $0                       6,511/5,606               $ 94,892/$21,777
------------------------------------------------------------------------------------------------------------------------------------
Robert E. Mutch                      0                      $0                       6,044/4,590               $ 89,060/$20,184
------------------------------------------------------------------------------------------------------------------------------------
George J. Yohrling                   0                      $0                       2,790/2,653               $ 41,324/$ 9,638
------------------------------------------------------------------------------------------------------------------------------------
Dana M. Taylor, Jr.                  0                      $0                       3,177/2,462               $ 46,856/$10,438
------------------------------------------------------------------------------------------------------------------------------------

--------
(1) Options were granted with an exercise price of 100% of the market price on the date of grant. The options are exercisable to the extent of one third of the total number of shares covered beginning on the first anniversary of the grant, two thirds from the second anniversary and in full after the third anniversary. The options are not transferrable other than by will or by the laws of descent and distribution. If the optionee terminates his or her employment the option expires upon such event, however, if employment is terminated by retirement under a retirement plan of the Corporation, the option may be exercised within three months following the date of retirement.

(2) These values were calculated using the Black-Scholes option pricing model. The Black-Scholes model is a complicated mathematical formula which is widely used and accepted for valuing traded stock options. The model is premised on immediate exercisability and transferability of the options. This is not true for the Corporation's options granted to executive officers and other employees. Therefore, the values shown are theoretical and are not intended to reflect the actual values the recipients may eventually realize. Any ultimate value will depend on the market value of the Corporation's stock at a future date. In addition to the stock price at time of grant and the exercise price, which are identical, and the ten-year term of each option, the following assumptions were used to calculate the values shown: expected dividend yield (2.0 percent, the current yield of the Corporation's common shares on the grant date), expected stock price volatility (.2438, the most recent volatility for the month-end stock prices of the Corporation's common shares for the preceding 10 years), and risk-free rate of return (6.6 percent equal to the yield on a 10-year U.S. Treasury bond on the option grant date).

(3) Calculated by determining the difference between the fair market value of the common stock underlying the options on December 31, 1996 ($50.38, the closing price on the New York Stock Exchange Composite Transactions) and the exercise price of the options on that date.

Termination of Employment

         Pursuant to a policy designed to retain key employees established by the Corporation's Board of Directors in 1977, the Corporation has agreements with Messrs. Lasky, Nachman, Mutch, Taylor and Yohrling which provide for the payment by the Corporation of severance pay, in the case of involuntary termination of employment other than for cause, in an amount equal to one year's base salary at the time of termination, as well as the continued availability of certain employee benefits, for a period of one year following termination. The agreements provide that such severance pay and benefits also would be made available in the case of voluntary retirement or termination of employment which is the direct result of a change in the terms or conditions of employment, including a reduction in compensation or in job responsibilities. At the option of the employee, said amount of severance pay may be paid over the two year period following such termination, in which case such employee benefits would continue in effect for the same period. Under the agreements, the payment of severance pay, and the availability of benefits, is contingent upon a number of conditions, including the employee's performance of his agreements with respect to providing consulting services and not entering into competition with the Corporation.

Retirement Plan

         The Corporation's Retirement Plan is a tax qualified, defined benefit, trusteed plan. On September 1, 1994 the Corporation amended this Plan. The amended Plan provides that employees are to receive their benefit accrued to September 1, 1994, adjusted for increases in compensation between that date and retirement or other termination, together with the benefit accruing under the new Plan. The amended Plan also provides that an employee age 55 or older on the date of the amendment with five years of contributory service as of August 31, 1994 shall not receive a lesser benefit than he would have received under the Plan as in effect prior to the amendment, adjusted for the value of contributions that would have been made subsequent to September 1, 1994. As of September 1, 1994 the following monthly pension benefits had been accrued: David Lasky, $12,909; Gerald Nachman, $11,885; Robert E. Mutch, $1,905; George J. Yohrling, $2,559; and Dana M. Taylor, Jr., $4,961. These amounts would be less if retirement occurred prior to age 65, or more if retirement occurred after said age.

         The Plan as amended on September 1, 1994 provides benefits computed prospectively under a formula which is integrated with Social Security and which provides for an annual benefit at age 65 equal to 1% of the employee's five-year final average compensation up to the social security covered compensation (currently $29,304) times years of service on and after September 1, 1994, plus 1.5% of compensation in excess of social security covered compensation times years of service on or after September 1, 1994. The chart below illustrates the estimated aggregate amount of annual benefits on a straight life annuity basis attributable to service on or after September 1, 1994 under the new formula that will be payable on retirement at age 65 to an employee in the compensation classification specified, under various assumptions as to compensation and years of service.

                                                YEARS OF SERVICE
Compensation                       15                20               25                30                 35
 $125,000                        $25,927           $34,570          $43,212           $51,854            $60,496
  150,000                         31,552            42,070           52,587            63,104             73,621
  175,000                         37,177            49,570           61,962            74,354             86,746
  200,000                         42,802            57,070           71,337            85,604             99,871
  225,000                         48,427            64,570           80,712            96,854            112,996
  250,000                         54,052            72,070           90,087           108,104            126,121
  300,000                         65,302            87,070          108,837           130,604            152,371
  400,000                         87,802           117,070          146,337           175,604            204,871
  450,000                         99,052           132,070          165,087           198,104            231,121
  500,000                        110,302           147,070          183,837           220,604            257,371
  550,000                        121,552           162,070          202,587           243,104            283,621

         For the above chart, the current compensation covered by the Retirement Plan is substantially equivalent to the cash compensation reported under the headings entitled "Salary" and "Bonus" on page 8 of this Proxy Statement for the executive officers listed there.

         In addition, a cash balance component was added to the Plan on September 1, 1994 under which during each year of participation in the Plan a participant earns a pay-based credit equal to 3% of his or her compensation. The employee's account balance is credited with interest annually.

         Under the Employee Retirement Income Security Act of 1974 ("ERISA"), many employees elect a survivor option payable to the employee's spouse and as a consequence, the amount actually received on retirement by such employee would be less than indicated above. Internal Revenue Code provides that effective January 1, 1997 the maximum allowable annual benefit under the Retirement Plan is $125,000 (adjusted for each year of employment beyond age 65) and the maximum allowable annual compensation that may be included in the calculation of a benefit under the Retirement Plan is $160,000. These limits are substantially lower than the maximum amounts shown above. Accordingly, the Corporation maintains a Retirement Benefits Restoration Plan (the "Restoration Plan") whereby all participants in the Retirement Plan whose benefits or compensation under the Retirement Plan would exceed the limitations imposed by the Internal Revenue Code will receive a supplemental retirement benefit equal to the excess of the benefit which would have been payable to them under the Retirement Plan but for said limitations, over the amount payable under the Retirement Plan, given said limitations. Such supplemental benefit is not funded. The amounts set forth above include amounts payable pursuant to the Restoration Plan. Benefit amounts are not subject to reduction for any Social Security benefits to which Plan participants may be entitled. Credited years of service under the Retirement Plan at December 31, 1996 are as follows: David Lasky, 34 years; Gerald Nachman, 22 years; Robert E. Mutch, 18 years; George J. Yohrling, 20 years; and Dana M. Taylor, Jr., 23 years. For each of these persons as of said date, credited service includes two years and four months under the preceding chart.

Compensation of Directors

         Currently all directors who are not also employees of the Corporation receive an annual director's fee of $20,000. Each non-employee director receives a fee of $900 for every Board and Committee meeting attended. In addition, during 1996 each director received a grant of 258 shares of restricted common stock of the Corporation pursuant to the 1996 Stock Plan for Non-Employee Directors (the "Stock Plan for Directors"). The shares are restricted for a period of five years from the date of grant and during that period may not be sold or transferred. The shares are subject to forfeiture if the director resigns or declines to continue serving as such during that period. For each director who is not an employee, the Corporation provides group term life insurance coverage of $50,000. Non-employee directors may elect to receive their annual director's fee and meeting fees in the form of common stock of the Corporation or in cash or both pursuant to the Stock Plan for Directors.

                                PERFORMANCE GRAPH

         Set forth below is a graph comparing the cumulative total stockholder returns (assuming the reinvestment of dividends) on common stock of the Corporation with such returns of companies listed on the Russell 2000 Index and the S & P Aerospace/Defense Index. The graph assumes $100 invested on January 1, 1992 in stock of the Corporation and the companies on each of these indices.

                        Curtiss-Wright Corp. Total Return

                  DATE                      Curtiss-Wright Corp.
                   1/92                              100.00
                  12/92                              105.00
                  12/93                              126.00
                  12/94                              131.00
                  12/95                              197.00
                  12/96                              189.00

                         S&P Aerospace and Defense Index

                  DATE                             Peer Group
                   1/92                              100.00
                  12/92                              105.00
                  12/93                              137.00
                  12/94                              148.00
                  12/95                              245.00
                  12/96                              328.00

                               Russell 2000 Index

                  DATE                             Russell 2000
                   1/92                              100.00
                  12/92                              119.00
                  12/93                              141.00
                  12/94                              139.00
                  12/95                              178.00
                  12/96                              207.00

          SECURITY OWNERSHIP AND TRANSACTIONS WITH CERTAIN BENEFICIAL
                                     OWNERS

         The following information is given with respect to the persons who, to the knowledge of the Corporation, own beneficially more than 5% of any class of the voting securities of the Corporation outstanding as of February 24, 1997.



====================================================================================================================
                                                                        Amount & Nature
                                      Name & Address of                 of Beneficial
       Title of Class                 Beneficial Owner                     Ownership               Percent of Class
====================================================================================================================
  Common Stock                 Unitrin, Inc.                           2,191,200 shares                 43.2%
                               One East Wacker Drive                        Direct
                               Chicago, Illinois 60601
====================================================================================================================
  Common Stock                 Argonaut Group, Inc.                     411,100 shares                   8.1%
                               1800 Avenue of the Stars                    Indirect
                               Los Angeles, Cal. 90067
====================================================================================================================
  Common Stock                 GAMCO Investors, Inc.                    477,820 shares                   9.4%
                                    and                                     Direct
                               Gabelli Funds, Inc.                      189,800 shares                   3.7%
                                   and                                      Direct
                               Gabelli International Limited             8,000 shares                     .2%
                               II                                           Direct
                               Corporate Center at Rye
                               Rye, NY  10580
====================================================================================================================
Common Stock                   Quest Advisory Corp.                     365,200 shares                   7.2%
                                  and                                       Direct
                               Quest Management Co.                      13,600 shares                    .3%
                               1414 Ave. of the Americas                    Direct
                               New York, NY 10019
====================================================================================================================


         Amendment No. 3 dated December 12, 1996 to the Schedule 13D of Unitrin, Inc. ("Unitrin") and Trinity Universal Insurance Company ("Trinity"), a wholly-owned subsidiary of Unitrin, reported that on December 4, 1996 Unitrin had purchased 1,059,492 shares of Curtiss-Wright Corporation common stock representing all of Trinity's holdings of Curtiss-Wright's common stock. The amendment stated that Unitrin had used general corporate funds to effect the purchase, that the shares acquired were being held for investment, and that future investment considerations by Unitrin might or might not result in the acquisition of additional securities or the disposition of these securities. The amendment further reported that Unitrin had sole voting and dispositive power as to the 2,191,200 shares of Curtiss-Wright common stock which it owned. According to Unitrin's proxy statement dated March 22, 1996, three of the seven Unitrin directors are also directors of the Argonaut Group, Inc. ("Argonaut"), which is referred to below, and beneficially own in the aggregate 28.8% of Unitrin's outstanding common stock.

         A Schedule 13D dated October 9, 1986 of Argonaut and three of its subsidiaries reported: (i) ownership by those subsidiaries of the 411,100 shares of common stock shown above; (ii) that the stock had been acquired for investment; (iii) that each of those subsidiaries shares with Argonaut voting and dispositive power with respect to the stock owned by that subsidiary and (iv) that Argonaut might be deemed a beneficial owner of this stock. According to the proxy statement of Argonaut, dated March 11, 1996, three of its nine directors are also directors of Unitrin and beneficially own in the aggregate 28% of the outstanding common stock of the Argonaut. The three Unitrin directors and the three Argonaut directors referred to above are the same persons.

         If Unitrin and Argonaut acted jointly, the aggregate total of 2,602,300 shares of common stock owned by them would constitute over 51% of the outstanding stock the Corporation. Under those circumstances, they might be deemed to be in "control" of the Corporation (as the term control is defined in the regulations promulgated pursuant to the Securities Exchange Act of 1934). However, to date no attempt has been made to obtain representation on the Board of Directors of the Corporation, to direct its management or policies or otherwise to exercise "control" over it.

         In their Schedule 13D as amended through June 30, 1995, GAMCO Investors, Inc. ("GAMCO"), Gabelli Funds, Inc. ("GFI") and Gabelli International Limited II ("GIL") have reported that (i) they beneficially own the shares set forth in the above table; (ii) GAMCO and GFI are investment advisors but have no economic interest in their shares (such interest presumably residing in their investment advisory clients); (iii) the GAMCO and GFI shares were purchased for investment; (iv) GAMCO exercises sole dispositive power over 477,820 shares, and sole voting power over 407,320 shares, GFI exercises sole voting and dispositive power over 189,800 shares and GIL exercises sole voting and dispositive power over 8,000 shares; (v) GAMCO and GFI were formerly wholly-owned subsidiaries of The Gabelli Group, Inc. ("TGGI") which, effective August 31, 1990, merged into GFI, and GAMCO is a wholly-owned subsidiary of GFI; (vi) Mario J. Gabelli is the majority stockholder, Chairman of the Board and Chief Executive Officer of GFI, the sole director and Chairman and Chief Executive Officer of GAMCO, and Chief Investment Officer of GAMCO and GFI; (vii) Mr. Gabelli is deemed to have beneficial ownership of the shares beneficially owned by GAMCO, GFI and GIL and GFI is deemed to have beneficial ownership of the securities owned beneficially by each of the foregoing entities other than Mr. Gabelli and (viii) the power of Mr. Gabelli and GFI is indirect with respect to stock beneficially owned directly by GAMCO and GIL.

         A February 3, 1997 amended Schedule 13G filed by Quest Advisory Corp. ("Quest") and Quest Management Company ("QMC"), both described as investment advisors, reported that Quest had increased its beneficial ownership from 365,100 shares to 365,200 shares and that QMC had decreased its beneficial ownership from 21,000 shares to 13,600 shares of common stock of the Corporation. The amended report stated that Charles M. Royce may be deemed to be a controlling person of Quest and QMC and as such may be deemed to beneficially own the shares of common stock of the Corporation beneficially owned by Quest and QMC but that he disclaimed beneficial ownership of the shares held by Quest and QMC. The amended report further stated that these shares had been acquired in the ordinary course of business and not for the purposes of control of the Corporation.

         OTHER MATTERS WHICH MAY BE PRESENTED FOR ACTION AT THE MEETING

         The Board of Directors does not intend to present for action at this Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting. If any other matter is properly presented for action at the Meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.


                            PROPOSALS OF STOCKHOLDERS


         Proposals of stockholders intended to be presented at the next Annual Meeting must be received by the Office of the Secretary, Curtiss-Wright Corporation, 1200 Wall Street West, Lyndhurst, New Jersey 07071 no later than November 1, 1997 for inclusion in the Corporation's Proxy Statement and form of proxy relating to that Meeting.



                         PERSONS MAKING THE SOLICITATION

         This solicitation of proxies is made on behalf of the Board of Directors of the Corporation, and the cost thereof will be borne by the Corporation. The Corporation will reimburse brokerage firms and nominees for their expenses in forwarding proxy material to beneficial owners of the stock of the Corporation. In addition, a number of employees, officers and directors of the Corporation (none of whom will receive any compensation therefore in addition to his regular compensation) may solicit proxies. The solicitation will be made by mail and in addition, the telephone, telegrams, facsimile and other electronic communication and personal interviews may be utilized.


                                             By Order of the Board of Directors



                                             Dana M. Taylor, Jr.
                                             Secretary




Dated:  March 4, 1997

PROXY


                           CURTISS-WRIGHT CORPORATION
               1200 Wall Street West, Lyndhurst, New Jersey 07071

           This Proxy is Solicited on Behalf of the Board of Directors


         The undersigned hereby appoints DAVID LASKY, ROBERT A. BOSI and DANA M. TAYLOR, JR. and each of them as proxies with power of substitution to vote all shares of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders on April 11, 1997, at the Novotel Meadowlands Hotel, One Polito Avenue, Lyndhurst, New Jersey at 2:00 p.m. or any adjournment thereof, with all the powers the undersigned would have if personally present, as specified, respecting the following matters described in the accompanying Proxy Statement and, in their discretion, on other matters which come before the meeting.

A Vote FOR Items 1, 2 and 3 is recommended.

(1)      ELECTION OF DIRECTORS

         FOR all nominees listed below                                 WITHHOLD AUTHORITY
         (except as marked to the contrary below)  [ ]                to vote for all nominees listed below   [ ]

T. R. Berner, J. B. Busey IV, D. Lasky, W. B. Mitchell, J. R. Myers,  W. W. Sihler, J. M. Stewart

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below)

--------------------------------------------------------------------------------


(2) PROPOSAL TO APPROVE AN AMENDMENT TO ARTICLE 4 OF THE CORPORATION'S CERTIFICATE OF INCORPORATION to increase the number of authorized shares of common stock from 12,500,000 shares to 22,500,000 shares.

             FOR      [ ]     AGAINST           [ ]      ABSTAIN          [ ]


(3) PROPOSAL TO APPROVE THE APPOINTMENT OF PRICE WATERHOUSE as independent public accountants of the Corporation.


             FOR      [ ]     AGAINST           [ ]      ABSTAIN          [ ]



                 (Continued, and to be Signed, on Reverse Side)

This proxy will be voted in accordance with stockholder specifications. Unless directed to the contrary, this proxy will be voted FOR Items 1, 2 and 3. A majority (or if only one, then that one) of the proxies or substitutes acting at the meeting may exercise the powers conferred herein. Receipt of the accompanying Notice of Meeting and Proxy Statement is hereby acknowledged.



                                 __________________________________________1997
                                                  (Date)


                                 -------------------------------------------


                                 -------------------------------------------
                                                 (Signature)

                                  (Please sign name as fully and exactly as it appears opposite. When signing in a fiduciary or representative capacity, please give full title as such. Where more than one owner, each owner should sign. Proxies executed by a corporation should be signed in full corporate name by duly authorized officer.)


PLEASE MARK, SIGN, DATE AND MAIL IN ENCLOSED ENVELOPE. NO POSTAGE REQUIRED IN UNITED STATES.